Part IV
Item 14 Exhibit 23


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 4, 1997 included in the Annual Report on Form 10-K filed by OTR Express, Inc. (the "Company") for its fiscal year ended December 31, 1996 and to all references to our Firm included therein, into the Company's previously filed Registration Statements on Form S-8, Nos. 333-13503, 333-13507 and 333-13515.

                                               ARTHUR ANDERSEN LLP

                                               /s/ Arthur Andersen LLP

Kansas City, Missouri
March 27, 1997